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                            SCHRECK MORRIS
                      1200 Bank of America Plaza
                        300 South Fourth Street
                        Las Vegas, Nevada 89101

                                                       July 23, 1998
Aladdin Gaming Enterprises, Inc.
831 Pilot Road
Las Vegas, Nevada  89119

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Aladdin Gaming Enterprises, Inc., a Nevada corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) an aggregate of 2,215,000 shares of the Company's Class B non-voting common stock, no par value per share (the "Warrant Shares") issuable upon the exercise of 2,215,000 warrants (the "Warrants") originally issued and sold on February 26, 1998 pursuant to an offering by Aladdin Gaming Holdings, LLC, a Nevada limited-liability company, Aladdin Capital Corp., a Nevada corporation, and the Company, and (ii) the Warrants to purchase the Warrant Shares, pursuant to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on April 9, 1998 (File No. 333-49715), and Amendment No. 1 filed on June 11, 1998, and Amendment No. 2 thereto filed on July 22, 1998, and Amendment No. 3 thereto with which this opinion is being filed (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement").

     For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including but not limited to the following:

     (i)  the Registration Statement;

     (ii) that certain Warrant Agreement dated as of February 26, 1998 by and between the Company and State Street Bank and Trust Company, as warrant agent (the "Warrant Agreement");

     (iii) the form of the Warrants included as an exhibit in the Warrant Agreement;

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Aladdin Gaming Enterprises, Inc.
July 22, 1998
Page 2

     (iv) the Company's Articles of Incorporation and Bylaws, as amended to date; and

     (v) Certain resolutions of the Board of Directors of the Company authorizing the Company's execution, delivery and performance of its obligations under the Warrant Agreement.

     The documents described in clauses (ii) and (iii) above are referred to as the "Operative Documents."

     We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. We have been furnished with, and with your consent have relied upon, certificates and assurances of officers and other representatives of the Company and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined, however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company.

     Without limiting the generality of the foregoing, in our examination of documents, we have assumed without independent verification, that (i) each natural person executing any such document hassufficient legal capacity to do so, (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, (iii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete, and (iv) the obligations of each party set forth in the documents we have examined are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions set forth herein, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

     1. The Warrant Shares have been duly authorized by the Company and, when and to the extent the Warrant Shares are issued and sold in the manner set forth in the Warrant Agreement and the Registration Statement upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

     2. The Warrant Agreement and the Warrants issued pursuant thereto have been duly authorized, executed and delivered by the Company.

     3. The authorization, execution and delivery by the Company of the Operative Documents and the performance by the Company of its obligations thereunder, do not and will not violate or constitute a breach of or default under (i) the Articles of Incorporation or Bylaws of the Company or (ii) any law, rule or regulation of the State of Nevada based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents (other than securities or anti-fraud laws).

     4. Based solely upon discussions with officers of the Company responsible for such matters and our review of material documents identified to us by, and certificates of, such officers, there are no (i) judicial or regulatory orders or decrees of any governmental authority of the State of Nevada which are binding upon the Company or to which the Company is subject, or (ii) consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, any governmental authority of the State of Nevada, in any such case, with which or under which, the authorization, execution and delivery by the Company of the Operative Documents or the performance by the Company of its obligations thereunder conflicts or constitutes a default or which is violated thereby. Based on our due diligence investigation, we do not know of any other such violations, conflicts or defaults.

     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no

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Aladdin Gaming Enterprises, Inc.
July 22, 1998
Page 3


opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein and in the related Prospectus as the same appears under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Yours very truly,

                              /s/ Schreck Morris


                              SCHRECK MORRIS